Termination and Release Agreement

This Termination and Release Agreement (this “Agreement”) is entered into as of September 21, 2026 (the “Effective Date”) by and between Stewards, Inc., a Nevada corporation (the “Company”), and Accretiv Investment Holdings Inc., a Georgia corporation (the “Lender”). The Company and the Lender are referred to individually as a “Party” and together as the “Parties.”

Recitals

A.   The Company issued to the Lender a Promissory Note dated as of September 2, 2026, in the original principal amount of $1,500,000.00 (the “Note”).

B.   The Company and the Lender entered into a Security Agreement dated as of September 2, 2026 (the “Security Agreement”), under which the Company granted the Lender a junior security interest to secure the obligations described in the Note and the Security Agreement.

C.   The Lender did not advance any portion of the principal described in the Note, the Company did not receive any loan proceeds from the Lender, and no Funding Date, as defined in the Note, occurred.

D.  The Parties wish to terminate the Note and the Security Agreement, release all actual or purported security interests arising from those documents, and settle fully all matters relating to the contemplated financing.

For good and valuable consideration, including the mutual promises and releases in this Agreement, the receipt and sufficiency of which each Party acknowledges, the Parties agree as follows:

1  Termination

As of the Effective Date, the Note and the Security Agreement are terminated, cancelled, and of no further force or effect. Neither Party has any further right, duty, commitment, or obligation under the Note or the Security Agreement, except for rights and duties created by this Agreement.

2  No Funding and No Amounts Owed

The Lender acknowledges and agrees that it did not advance or otherwise provide to or for the benefit of the Company any portion of the $1,500,000.00 principal amount described in the Note, whether in cash, by setoff, through payment to another person, or in any other form. No Funding Date occurred. Accordingly, no principal is outstanding, the $75,000.00 Lender Return was not earned, and the Company does not owe the Lender any principal, interest, default interest, liquidated damages, fee, expense, enforcement cost, indemnity, or other amount under or in connection with the Note or the Security Agreement. The Lender further acknowledges that no Event of Default occurred under the Note or the Security Agreement.

3  Release of Security Interests

The Lender irrevocably releases, terminates, discharges, and relinquishes every lien and security interest, whether actual, asserted, contingent, or purported, that the Lender may have in any property of the Company under or in connection with the Note or the Security Agreement. The Lender shall not assert or enforce any such lien or security interest after the Effective Date.

4  Financing Statements and Other Lien Records

The Lender represents that, as of the Effective Date, it has not filed or authorized any UCC financing statement, amendment, lien notice, control agreement, or similar record naming the Company as debtor or purporting to cover any property of the Company in connection with the Note or the Security Agreement. If any such record has been or is later identified, the Lender shall, within two Business Days after receiving notice, execute and file or deliver for filing every termination statement, release, amendment, or other document necessary to terminate it. The Lender authorizes the Company to file any such termination statement or release on the Lender’s behalf. “Business Day” has the meaning given in the Note.

5  Cancellation and Ownership of the Note

The Lender represents that it is the sole legal and beneficial owner of all rights under the Note and the Security Agreement and that it has not sold, assigned, transferred, pledged, participated, or otherwise disposed of any interest in either document or any claim arising from either document. Every original and electronic counterpart of the Note is deemed marked “CANCELLED” as of the Effective Date. The Lender shall promptly return to the Company any original counterpart in its possession and shall not present, negotiate, transfer, or seek to enforce the Note.

6  Mutual Releases

6.1     Lender Release. The Lender, for itself and its predecessors, successors, assigns, affiliates, and representatives, irrevocably releases and forever discharges the Company and its current and former affiliates, directors, officers, employees, agents, representatives, successors, and assigns from every claim, demand, action, cause of action, liability, obligation, damage, cost, and expense, whether known or unknown, suspected or unsuspected, that arises from or relates to the Note, the Security Agreement, the contemplated financing, the absence of funding, or any act or omission occurring on or before the Effective Date in connection with those matters.

6.2    Company Release. The Company, for itself and its predecessors, successors, assigns, affiliates, and representatives, irrevocably releases and forever discharges the Lender and its current and former affiliates, directors, officers, employees, agents, representatives, successors, and assigns from every claim, demand, action, cause of action, liability, obligation, damage, cost, and expense, whether known or unknown, suspected or unsuspected, that arises from or relates to the Note, the Security Agreement, the contemplated financing, the absence of funding, or any act or omission occurring on or before the Effective Date in connection with those matters.

6.3   Excluded Claims. The releases in this Section do not apply to a claim arising from a breach of this Agreement or from fraud or intentional misrepresentation in connection with this Agreement.

7  No Admission

This Agreement is a negotiated resolution of the matters described above. Neither this Agreement nor any action taken under it constitutes an admission of liability, wrongdoing, or breach by either Party.

2

8  Authority and No Reliance

8.1   Each Party represents that it has full power and authority to enter into and perform this Agreement, that all required corporate action has been taken, and that the person signing this Agreement on its behalf is authorized to bind it.

8.2    Each Party acknowledges that it has had the opportunity to consult independent legal counsel, has reviewed this Agreement, and is signing it voluntarily. Each Party is relying on its own judgment and on the express representations and promises contained in this Agreement.

9  Public Disclosure

The Lender acknowledges that the Company is a public company and may disclose this Agreement and the transactions it describes in filings with the Securities and Exchange Commission, securities exchange filings, press releases, and other public disclosures that the Company determines are required or appropriate under applicable law.

10  Further Assurances

Each Party shall execute and deliver any additional document and take any additional action reasonably requested by the other Party to carry out this Agreement, including confirming that no amount is owed and terminating any lien record relating to the Note or the Security Agreement.

11  Governing Law and Jurisdiction

This Agreement is governed by the laws of the State of Nevada, without regard to its conflict of laws principles. Each Party submits to the exclusive jurisdiction of the state and federal courts located in the State of Nevada for any action arising out of or relating to this Agreement and waives any objection to that jurisdiction or venue.

12  Waiver of Jury Trial

To the fullest extent permitted by applicable law, each Party knowingly and voluntarily waives trial by jury in any action arising out of or relating to this Agreement.

13  Miscellaneous

13.1  Entire Agreement. This Agreement is the entire agreement between the Parties concerning the termination of the Note and the Security Agreement and supersedes all prior and contemporaneous discussions, communications, and agreements concerning that termination.

13.2  Amendments. An amendment or waiver of this Agreement is effective only if it is in writing and signed by both Parties. A waiver is limited to the specific instance in which it is given.

13.3  Severability. If any provision of this Agreement is held invalid or unenforceable, it shall be enforced to the maximum lawful extent, and the remaining provisions shall remain in effect.

13.4  Successors and Assigns. This Agreement binds and benefits the Parties and their respective successors and permitted assigns. Neither Party may assign this Agreement without the prior written consent of the other Party.

13.5  Counterparts and Electronic Signatures. This Agreement may be signed in counterparts and by electronic signature. Each counterpart is deemed an original, and all counterparts together constitute one instrument.

13.6  Headings. Headings are for convenience only and do not affect interpretation of this Agreement.

3

The Parties have executed this Termination and Release Agreement through their duly authorized representatives.

STEWARDS, INC.

a Nevada corporation

By: /s/ Shaun Quin

Name: Shaun Quin

Title: Chief Executive Officer

Date: September 21, 2026

ACCRETIV INVESTMENT HOLDINGS INC.

a Georgia corporation

By: /s/ Martin Freeman

Name: Martin Freeman

Title: Chief Executive Officer

Date: September 21, 2026

4